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                                                                EXHIBIT 4.11



                              EXTENSION OF LIENS


STATE OF TEXAS                      ss

                                    ss

COUNTY OF NUECES                    ss
          --------

        WHEREAS, TEXAS AIRSONICS, INC., whose successor by merger is AMERICAN DENTAL TECHNOLOGIES, INC., a Delaware corporation (herein called "Mortgagor", whether one or more), did execute and deliver a certain Deed of Trust dated October 17, 1996, recorded in the Office of the County Clerk of Nueces County, Texas, at Doc. No. 1996041318, Official Public Records of Nueces County, Texas, in favor of THE INTERNATIONAL BANK (herein called the "Lender"), whose mailing address is P.O. Box 4956, Corpus Christi, Texas 78469, in order to secure the indebtedness evidenced by a Revolving Credit Promissory Note of even date therewith in the principal amount of $2,500,000.00 executed by TEXAS AIRSONICS, INC., and AMERICAN DENTAL TECHNOLOGIES, INC., payable to the order of said Lender, which said Deed of Trust covered the following property in Nueces County, Texas, to-wit:

                Lot One (1), Block Two (2), INDUSTRIAL TECHNOLOGY PARK
                UNIT 1, a Subdivision of the City of Corpus Christi, Nueces County, Texas, as shown by the map or plat thereof recorded in Volume 46, Pages 105-107, Map Records, Nueces County, Texas.

        WHEREAS, by an Allonge and Amendment of even date herewith AMERICAN DENTAL TECHNOLOGIES, INC., and Lender have rearranged the payment of the indebtedness evidenced by said Note and have extended the maturity thereof to October 15, 1998;

        WHEREAS, the said Lender and AMERICAN DENTAL TECHNOLOGIES, INC., desire to extend the liens of the said Deed of Trust;

        NOW, THEREFORE, the said Lender, as the holder of said indebtedness, and AMERICAN DENTAL TECHNOLOGIES, INC., hereby agree that the said Deed of Trust, and the liens thereof, shall be extended in accordance with the extensions of the said indebtedness pursuant to said Allonge and Amendment of even date herewith.

        Except as so amended and extended, the said Deed of Trust shall remain in full force and effect, and is hereby ratified and confirmed.

        DATED effective the 15th day of October 1997.


THE INTERNATIONAL BANK                  AMERICAN DENTAL TECHNOLOGIES, INC.




By:/s/ Scott Heitkamp                   By:/s/ Benjamin J. Gallant
   ---------------------------             ---------------------------------
   SCOTT HEITKAMP                          BENJAMIN J. GALLANT
   Executive Vice President                President



STATE OF TEXAS                      ss

                                    ss

COUNTY OF NUECES                    ss


        This instrument was acknowledged before me on the 21st day of November 1997, by SCOTT HEITKAMP, the Executive Vice President of THE INTERNATIONAL BANK, a Texas banking association, on behalf of said association.

[SEAL]
ANGIE L. CUEVAS
Notary Public
STATE OF TEXAS                         /s/ Angie L. Cuevas
My Comm. Exp. March 9, 2001             -----------------------------
                                        Notary Public, State of Texas